Exhibit 10.4

AMENDED AND RESTATED EQUIPMENT LEASING AGREEMENT

Dated as of June 30, 2003

between

BTM CAPITAL CORPORATION,
as Corporate Obligee

and

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED,
as Obligor

TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES
CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE,
NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED
THROUGH THE TRANSFER AND POSSESSION OF ANY
COUNTERPART OTHER THAN COUNTERPART NO. 1.

COUNTERPART NO. 8  OF8 SERIALLY NUMBERED
MANUALLY EXECUTED COUNTERPARTS.

(2001)

AMENDED AND RESTATED EQUIPMENT LEASING AGREEMENT

AMENDED AND RESTATED EQUIPMENT LEASING AGREEMENT dated as of June 30, 2003 (herein, as amended, supplemented and otherwise modified from time to time, called  “this Equipment Agreement”), between BTM CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, “Corporate Obligee”) and HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (together with its successors and assigns, “Obligor”).

WHEREAS, pursuant to that certain Participation Agreement dated as of March 30, 2001 (as amended, the “Original Participation Agreement”) among State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but as Trustee (“Original Trustee”), as “Obligee” thereunder (“Original Obligee”), Obligor, Four Winds Funding Corporation, a Delaware corporation, as “Lender”, Commerzbank Aktiengesellschaft, New York and Grand Cayman Branches and Credit Suisse First Boston Corporation, collectively as “Owner Participants” and Commerzbank Aktiengesellschaft, New York Branch, as “Agent”, as “Security Trustee” and as “Equity Agent”, the Original Obligee and Obligor entered into that certain Equipment Financing Agreement dated as of March 30, 2001 (as amended, the “Original Equipment Agreement”); and

WHEREAS, Corporate Obligee has succeeded to the interests of Original Obligee with respect to the Original Participation Agreement and the Original Equipment Agreement and, as part of the transactions contemplated under the Amended and Restated Participation Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”) among Corporate Obligee, BTM Capital, as “Owner Participant”, U.S. Bank National Association (“Trust Company”), not in its individual capacity but solely as trustee (“Trust Obligee”) under a Trust Agreement dated as of the date hereof (the “Trust Agreement”), Obligor, the financial institutions named therein as Lenders and Bank of Tokyo-Mitsubishi Trust Company, as “Security Trustee” and “Agent”.

In consideration of the mutual covenants and agreements set forth herein and in the Participation Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.         Definitions.  Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have meanings set forth or referred to in Appendix A to the Participation Agreement which Appendix A includes rules of usage and interpretation applicable hereto.

            2.         Agreement for Financing of Equipment.  Subject to, and upon all of the terms and conditions of this Equipment Agreement, Corporate Obligee hereby agrees to finance for Obligor and Obligor hereby agrees to finance for Corporate Obligee each Item of Equipment for the Term with respect to such Item.  So long as no Equipment Agreement Event of Default has occurred and is continuing hereunder, Corporate Obligee agrees that it shall not interfere with Obligor’s quiet enjoyment and use of any Item of Equipment financed hereunder during the Term thereof.

            3.         Acknowledgment of Financed Equipment.  Corporate Obligee and Obligor acknowledge and agree that all Items of Equipment have been financed for Obligor pursuant to Section 3.1 of the Original Participation Agreement and in accordance with the other Original Operative Documents and no further duty or obligation exists on the part of Corporate Obligee to finance any additional Items of Equipment thereunder.

            4.         Delivery, Acceptance and Leasing of Equipment.  Corporate Obligee and Obligor hereby acknowledge and agree that (a) all Original Items of Equipment have been delivered to and accepted by Obligor in accordance with the terms and provisions of the Original Equipment Agreement; (b) Obligor has inspected each such Original Item so delivered and neither provided Original Obligee with written notice of any defect nor objected to any such Original Item in accordance with Section 4 of the Original Equipment Agreement; and (c) Obligor has executed and delivered to Original Obligee an Equipment Agreement Supplement, dated the Acceptance Date thereof, for each such Original Item of Equipment.  Corporate Obligee and Obligor hereby further acknowledge and agree that (x) each Equipment Agreement Supplement executed by Original Obligee and Obligor for each Original Item of Equipment evidences that such Original Item is leased under, and is subject to, all of the terms, provisions and conditions of this Equipment Agreement, and (y) constitutes Obligor’s unconditional and irrevocable acceptance of such Original Item for all purposes of this Equipment Agreement.  Corporate Obligee and Obligor hereby further acknowledge and agree that (x) all Original Items of Equipment and all Original Items shall for all purposes constitute the Items of Equipment and Items, respectively, hereunder and under the other Operative Documents; (y) each Equipment Agreement Supplement executed and delivered in connection with the Original Equipment Agreement shall in all respects and for all purposes constitute the Equipment Agreement Supplement hereunder and under the other Operative Documents; and (z) all Items of Equipment shall be conclusively deemed to relate to the particular Related Exhibit A attached to the Original Equipment Agreement and made a part thereof that is so identified on the Related Equipment Agreement Supplement of such Original Item, and, each Related Exhibit A attached to the Original Equipment Agreement are herein incorporated by reference as if such Related Exhibit A were attached hereto.

            5.         Term.   The Interim Term (if any) for each Item of Equipment shall commence on the Acceptance Date thereof, and, unless sooner terminated pursuant to the provisions hereof, shall end on the date immediately prior to the Basic Term Commencement Date therefor.  The Basic Term for each Item of Equipment shall commence on the Basic Term Commencement Date thereof and, unless this Equipment Agreement is sooner terminated with respect to such Item (or all Equipment) pursuant to the provisions hereof, shall end on the last day of such Basic Term.  If not sooner terminated pursuant to the provisions hereof, the Term for each Item of Equipment shall end on the last day of the Basic Term thereof, or if this Equipment Agreement is renewed with respect to such Item of Equipment pursuant to Section 25.1 hereof, on the last day of the last Renewal Term thereof.

            6.         Return of Equipment.

                        6.1       Redelivery.  Upon the expiration or earlier termination of the Term with respect to each Item of Equipment (unless Obligor has exercised its transfer option with respect thereto pursuant to Sections 25.2 or 25.4 hereof or a third party sale thereof acceptable to Corporate Obligee is consummated on the Termination Date with respect thereto pursuant to Section 25.3 hereof), Obligor will, at its expense, dismantle, surrender and deliver possession of each Item of Equipment to Corporate Obligee at the Redelivery Location with a certificate executed by a Responsible Officer of Obligor certifying that the Item of Equipment is in the condition required hereunder, a copy of an inventory list for each Item, proof of payment by Obligor to the Person from whom Obligor acquired such Item of Equipment in the form of a canceled check or wire transfer confirmation, all then current plans, specifications and operating, maintenance, and repair manuals and logs relating to each Item that have been prepared or received by Obligor, and with respect to any Item of Equipment which qualifies for or is subject to any manufacturer’s maintenance, repair or warranty policy, a statement or certificate that has been signed by an authorized representative of the manufacturer attesting to such condition.  At the time of such return to Corporate Obligee, each Item of Equipment (and each part or component thereof) shall (a) meet the original design specifications and operating standards of such Item, (b) be in as good operating condition, state of repair and appearance as when delivered to Obligor hereunder, ordinary wear and tear excepted, and in the condition required by Section 11 hereof, (c) have no missing or damaged components such that its value, utility or remaining useful life will be reduced, (d) comply (without any reference to materiality) with all laws and rules referred to in Section 11 hereof, (e) have attached or affixed thereto any addition, modification or improvement considered an accession thereto as provided in Section 12 hereof and (f) have had removed therefrom in a workmanlike manner, (i) at Obligor’s option, any addition, modification or improvement which, as provided in Section 12 hereof, is owned by Obligor, and (ii) any insignia or marking permitted pursuant to Section 13 hereof, and (g) be free and clear of all Liens, other than a Lien granted or placed thereon by Corporate Obligee, Lender, or any Assignee pursuant to Section 14.2 hereof.  With respect to any Item of Equipment which has an hour meter or similar device affixed to or relating to such Equipment, Obligor must provide evidence of the total operating hours on such Item at redelivery, as evidenced by such meter or similar device.  The total operating hours for each such Item of Equipment in excess of 3000 hours per year shall be billed to Obligor at a rate set by Corporate Obligee (which rate shall be reasonable in all the circumstances).  All operating licenses and agreements pertinent to operation of each Item of Equipment, whether or not included in the original Agreement (other than non-transferable licenses to use software), that are capable of being transferred, shall be fully transferable upon the expiration of the Term to Corporate Obligee or its designee.  Obligor shall transfer any such transferable license or agreement upon return of the Item of Equipment at Obligor’s cost and expense.  Each Item of Equipment that qualifies for or is subject to any manufacturer’s maintenance, repair or warranty policy must be properly deinstalled in a manner consistent with such policy and in such a way that the Item remains eligible for or subject to such policy, as appropriate, and Obligor shall provide or shall cause a representative of the manufacturer of such Item a certificate certifying that each Item of Equipment was deinstalled in a manner consistent with such policy and remains eligible for or subject to such policy, as appropriate.  Upon deinstallation each Item of Equipment shall be secured properly for air or overland transport.  Each Item of Equipment originally delivered to Obligor, secured for shock proof and minimum vibration travel or delivered via air ride van shall be redelivered in a similar manner, and each other Item of Equipment shall be delivered in the manner in which it was delivered to Obligor or such other manner as is customary for such Item of Equipment.  Obligor shall pay for any repairs necessary to restore any Item of Equipment to the condition required by this Section 6.1.  The term “ordinary wear and tear” as used herein shall not be construed as permitting any material broken, damaged or missing items or components of any Item of Equipment.  Upon redelivery, Obligor shall provide any additional documentation reasonably requested by Corporate Obligee, at Corporate Obligee’s cost, relating to the redelivery of or Corporate Obligee’s interest in each Item of Equipment.

            6.2       Storage.  For the purpose of delivering possession of any Item of Equipment to Corporate Obligee as above required, Obligor shall at its own cost, expense and risk cause each such Item of Equipment to be insured in accordance with Section 17 hereof and stored at the Redelivery Location identified therefor by Corporate Obligee at the risk of Obligor without charge to Corporate Obligee or any Assignee for insurance, rent or storage until all such Items of Equipment have been sold, leased or otherwise disposed of by Corporate Obligee; provided however, Obligor’s obligations under this Section 6.2 shall terminate with respect to each Item of Equipment on the 90th day after delivery of such Item to the Redelivery Location in the condition required by Section 6.1 hereof.

            6.3.      Holdover Equipment Payment.  Each Item of Equipment shall be deemed redelivered upon satisfaction of the obligations and conditions set forth in Section 6.1 hereof.  Until each such Item of Equipment has been returned to Corporate Obligee in the condition and as otherwise provided in this Section 6, Obligor shall continue to pay Corporate Obligee, on the same dates on which an Equipment Payment for such Item was payable during the Term thereof 125% of the Equipment Payment for such Item that was payable on the last Payment Date of the Term thereof; provided, that during such holdover period, Obligor shall use its best efforts to secure the return of the Equipment as required under this Section 6.  The provision for payment pursuant to this Section 6 shall not abrogate Corporate Obligee’s right under this Section 6 to have such Equipment returned to it hereunder.

            6.4.      Specific Performance.  The provisions of this Section 6 are of the essence of this Equipment Agreement, and upon application to any court of equity having jurisdiction in the premises, Corporate Obligee shall be entitled to a decree against Obligor requiring specific performance of the covenants of Obligor set forth in this Section 6.

            7.         Payments.

                        7.1.      Interim Equipment Payment.  Obligor hereby agrees to pay Corporate Obligee an Equipment Payment for each Item of Equipment on each Payment Date during the Interim Term therefor, in an amount equal to the sum of (a) the Debt Amortization Payment due on such Payment Date for such Item, (b) an amount calculated by multiplying the Outstanding Debt Amount for such Item on each day by the Applicable Debt Rate determined on a daily basis, and (c) an amount calculated by multiplying the Equity Component for such Item by the Equity Rate determined on a daily basis and in the case of clauses (b) and (c) for the number of days elapsed since the immediately preceding Payment Date, or in the case of the first payment of an Equipment Payment during the Interim Term, the Acceptance Date thereof.

                        7.2.      Basic Equipment Payment.  Obligor hereby agrees to pay Corporate Obligee an Equipment Payment for each Item of Equipment on each Payment Date during the Basic Term therefor, in an amount equal to the sum of (a) the Debt Amortization Payment due on such Payment Date for such Item (b) an amount calculated by multiplying the Outstanding Debt Amount on each day by the Applicable Debt Rate determined on a daily basis, and (c) an amount calculated by multiplying the Equity Component for such Item on each day by the Equity Rate for such date determined on a daily basis; and in the case of clauses (b) and (c) for the number of days elapsed since the immediately preceding Payment Date, or in the case of the first payment of an Equipment Payment during the Basic Term, the Basic Term Commencement Date thereof.

                        7.3.      [Intentionally Deleted.]

                        7.4.      Supplemental Payments.  Obligor also agrees to pay to Corporate Obligee, or to whoever shall be entitled thereto as expressly provided herein, all Supplemental Payments, promptly as the same shall become due and owing, and in the event of any failure on the part of Obligor so to pay any such Supplemental Payment hereunder Corporate Obligee shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Equipment Payments.

                        7.5.      Method of Payment.  All payments of Equipment Payments and Supplemental Payments required to be made by Obligor to Corporate Obligee or an Assignee (or, in the case of Supplemental Payments, any other Person entitled thereto) shall be made in immediately available funds.  In the event of any assignment to an Assignee pursuant to Section 14.2 hereof, all payments which are assigned to such Assignee, whether Equipment Payments, Supplemental Payments or otherwise, shall be paid in such manner as shall be designated by Corporate Obligee or such Assignee.  Subject to the security assignment and the obligations of Obligor with respect thereto in Section 7 of the Participation Agreement, all payments of Equipment Payments required to be made by Obligor to Corporate Obligee hereunder shall be paid at the address or bank account as Corporate Obligee may hereafter designate in writing to Obligor.  Time is of the essence in connection with the payment of Equipment Payments, and Supplemental Payments.

                        7.6.      Applicable Debt Rate.  The Applicable Debt Rate for each Item of Equipment shall be the LIBOR Rate then in effect for the Notes issued by Obligees under the Participation Agreement; provided however, upon the occurrence of any Illegality Event, the Applicable Debt Rate will be the Alternate Rate as of the date interest on such Notes commences to accrue at the Applicable Debt Rate in accordance with Section 8.6 of the Participation Agreement.  At least three (3) Business Days before each Payment Date, Corporate Obligee or its designee shall advise Obligor of the total amount due on such Payment Date.  Except as may otherwise be provided herein, no Equipment Payments or portion thereof may be prepaid.

                        7.7.      Business Day Convention.  Unless otherwise provided herein, any payment or prepayment of amounts due in accordance with the terms hereof which is due on a date which is not a Business Day shall be payable on the next succeeding Business Day.

            8.         Net Financing Agreement.  This Equipment Agreement is a net financing agreement.  Obligor acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Equipment Payments and all Supplemental Payments payable hereunder, shall be unconditional and irrevocable under any and all circumstances, shall not be subject to cancellation, termination, modification or repudiation by Obligor, and shall be paid and performed by Obligor without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim, withholding or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Obligor may have against Corporate Obligee, Owner Participant, Trust Company, any Assignee, any Lender any manufacturer or supplier of any Item of Equipment or any part thereof, or any other Person for any reason whatsoever, or any defect in any Item of Equipment or any part thereof, or the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, any Item of Equipment or any part thereof, or any Liens or rights of others with respect to any Item of Equipment or any part thereof, or any prohibition or interruption of or other restriction against Obligor’s use, operation, possession, maintenance, insurance, improvement or return of the Equipment or any Item thereof, for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity, or any default by Corporate Obligee in the performance of any of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of Corporate Obligee, Trust Company or of any Assignee, or of Obligor to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Corporate Obligee, Trust Company, any Assignee, Obligor or any other Person, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Equipment Payments and Supplemental Payments payable by Obligor hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Equipment Agreement.

            9.         Further Assurances.   For each Item of Equipment located in the United States, Germany, or England, Obligor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Corporate Obligee from time to time such confirmatory assignments, conveyances, financing and continuation statements, transfer endorsements, powers of attorney, notes, reports and other assurances or instruments and take such further actions which are appropriate or advisable to perfect, preserve or protect Corporate Obligee’s security interest granted hereunder and each Equipment Agreement Supplement or which Corporate Obligee deems necessary or advisable in order to obtain the full benefits of the Liens created or intended to be created hereunder and thereunder, and will take such other actions reasonably requested by Corporate Obligee to effectuate the intent of the Operative Documents.  To the extent permitted by Applicable Law, Obligor authorizes Corporate Obligee to file any such financing and continuation statements and amendments and supplements thereto without the signature of Obligor and ratifies the filing of any such financing statements, amendments and supplements filed by Corporate Obligee prior to the date hereof, and Obligor will pay all applicable filing fees and related expenses.

            10.       Use of Equipment; Compliance with Laws.  Obligor agrees that each Item of Equipment will be used and operated solely in the conduct of its business or that of its Subsidiaries in the manner for which it was intended, in accordance with the license or certificate, if any, provided by the manufacturer thereof and in compliance with any and all insurance policy terms, conditions and provisions and in all material respects with all Applicable Laws of any Governmental Entity applicable to the use and operation of the Equipment, including, without limitation, environmental, noise and pollution laws (including notifications and reports).  Obligor shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by federal, national, state or local laws or by any governmental body, agency or authority in connection with the ownership, delivery, installation, use and operation of each Item of Equipment, including, without limitation, those required by environmental, noise and pollution laws (including notifications and reports) and including, in the case of any Item subject to titling and registration laws, all titles, registrations, registration plates, permits, licenses, and all renewals thereof.  Other than as expressly set forth in the following sentence, no Item of Equipment shall be used or located at a location other than that identified therefor on the Related Equipment Agreement Supplement and in no event shall any Item of Equipment be used or located outside of the Permitted Countries.  Obligor shall keep Items of Equipment with an aggregate value equal to or greater than 75% of the total Acquisition Costs for all Items of Equipment previously financed under this Agreement in the United States, Germany, or the United Kingdom, provided, however, that Items of Equipment, the aggregate of the Acquisition Costs for which does not exceed $1,500,000 may, subject to the prior written consent of Corporate Obligee and the Majority Lenders, be located in Mexico.  Obligor shall use reasonable precautions to prevent loss or damage to each Item of Equipment from fire and other hazards.  Obligor shall not permit any Item of Equipment to be used in any unlawful trade or in any manner that would violate any law that would expose such Item of Equipment to penalty, forfeiture or capture.

            11.       Maintenance and Repair of Equipment.  Obligor agrees, at its own cost and expense, to keep, repair, maintain, service and preserve the Equipment in good repair, operating and serviceable condition and shall keep the Equipment in order and condition equal to or better than other equipment of the same type owned by Obligor, and in compliance in all material respects with all requirements of law applicable to the maintenance and condition of the Equipment, including, without limitation, environmental, noise and pollution laws and regulations (including notifications and reports) of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Equipment, to the extent that such laws and rules affect the title, operation, maintenance or use of the Equipment, and in the event that such laws or rules require any alteration, replacement or addition of or to any part on any Equipment, Obligor will conform therewith at its own expense.  With respect to any Item of Equipment which qualifies for or is subject to any manufacturer’s maintenance, repair or warranty policy, such maintenance or repair will be only performed in a manner consistent with such policy.  Obligor agrees to prepare and deliver to Corporate Obligee and any Assignee within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of Corporate Obligee and any Assignee) any and all reports (other than income tax returns) to be filed by Corporate Obligee or any Assignee with any Governmental Entity by reason of the ownership by Corporate Obligee or any Assignee of the Items of Equipment or the leasing thereof to Obligor.  Obligor agrees to maintain all records, logs and other materials required by any Governmental Entity having jurisdiction over the Items of Equipment or Obligor, to be maintained in respect of each Item of Equipment.  Obligor hereby waives any right now or hereafter conferred by law to make repairs on the Equipment at the expense of Corporate Obligee.

            12.       Alterations; Modifications; Replacements.  In case any Item of Equipment (or any equipment, part or appliance therein) is required to be altered, added to, replaced or modified in order to comply with any laws, regulations, requirements or rules (“Required Alteration”) pursuant to Sections 10 or 11 hereof, Obligor agrees to make such Required Alteration at its own expense and the same shall, without further act, immediately be and become the property of, and title shall vest in, Corporate Obligee free and clear of all Liens other than Liens granted or placed thereon by Corporate Obligee or any Assignee pursuant to Section 14.2 hereof or other Permitted Liens and subject to the terms of this Equipment Agreement.  Obligor may make any optional alteration to any Item of Equipment (“Optional Alteration”) provided such Optional Alteration does not impair the value, use or remaining useful life of such Item of Equipment.  In the event such Optional Alteration is readily removable without impairing the value, use or remaining useful life of the Item of Equipment, and is not a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, any such Optional Alteration shall be and remain the property of Obligor.  To the extent such Optional Alteration is not readily removable without impairing the value, use or remaining useful life of the Item of Equipment to which such Optional Alteration has been made, or is a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, the same shall, without further act, immediately be and become the property of, and title shall vest in, Corporate Obligee free and clear of all Liens other than Liens granted or placed thereon by Corporate Obligee or any Assignee pursuant to Section 14.2 hereof and subject to the terms of this Equipment Agreement.  Any parts installed or replacements made by Obligor upon any Item of Equipment pursuant to its obligation to maintain and keep the Equipment in good and serviceable operating condition and repair under Section 11 hereof shall be considered accessions to such Item of Equipment and title thereto or security interest therein shall be immediately vested in Corporate Obligee.  Except as required or permitted by the provisions of this Section 12, Obligor shall not modify an Item of Equipment without the prior written authority and approval of Corporate Obligee.  Subject to the prior written consent of Corporate Obligee and the Majority Lenders (which consent shall be at the sole and absolute discretion of each such Person) and on terms acceptable to such Person, Obligor may from time to time replace an Item of Equipment with other equipment.

            13.       Identification Marks; Inspection.  Obligor shall use commercially reasonable efforts to keep and maintain, plainly, distinctly and conspicuously marked on each Item, the words “Financed by BTM Capital Corporation, subject to a security interest in favor of Bank of Tokyo-Mitsubishi Trust Company as Security Trustee” or other appropriate words designated by Corporate Obligee, with appropriate changes thereof and additions thereto as from time to time may be required by law in order to protect Corporate Obligee’s and any Assignee’s interests in such Item and the rights of Corporate Obligee and of any Assignee unless the size or characteristics of such Item would make such obligation unduly burdensome or commercially impracticable.  Obligor shall not allow the name of any Person, to be placed upon any Item of Equipment as a designation that might be interpreted as indicating a claim of ownership thereto or a security interest therein by any Person other than Corporate Obligee or any Assignee.  Upon the request of Corporate Obligee, Obligor shall (i) make the Equipment and Obligor’s books, records and accounts with respect to the Equipment available to Corporate Obligee, Assignee or any of their designees for inspection and, for the purpose of inspecting any Items of Equipment for which Obligor’s end of term transfer option set forth in Section 25.2 has expired, such inspection may include, the use of photographic and video equipment and (ii) make a good faith effort to discuss with Corporate Obligee or its designees from time to time as Corporate Obligee or its designees deem reasonably necessary the Obligor’s affairs, finances and accounts.  If Obligor does not elect to renew this Equipment Agreement and does not elect to acquire rights and interests in the Equipment in accordance with the provisions and deadlines contained herein, Obligor shall, at any time prior to thirty (30) days prior to the Termination Date, permit Corporate Obligee or any designee thereof to inspect each Item of Equipment in full operation.  The location for the inspection or demonstration of any Item of Equipment shall be the location designated for such Item on the Related Equipment Agreement Supplement; provided, however, if at the time of Corporate Obligee’s or Assignee’s request an Equipment Agreement Event of Default has occurred and is continuing, Obligor shall make the Equipment available to Corporate Obligee or Assignee for inspection at a location in the United States or Europe reasonably determined by Corporate Obligee.

            14.       Assignment and Leasing.

                        14.1     By Obligor.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 14.1, OBLIGOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF CORPORATE OBLIGEE, LEASE ANY ITEM OF EQUIPMENT, OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER.  ANY ATTEMPTED LEASE IN VIOLATION HEREOF AND ANY ASSIGNMENT, TRANSFER OR ENCUMBERING BY OBLIGOR OF ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER IN VIOLATION HEREOF SHALL BE NULL AND VOID.  Obligor may, without Corporate Obligee’s consent, lease any Item of Equipment to Subsidiaries of Obligor in the ordinary course of business.  Any such lease or financing agreement (together will all amendments, modifications and supplements thereto, a “Subsidiary Equipment Agreement”) shall be, and shall expressly state that it is, subject and subordinate in all respects to this Equipment Agreement and the rights of Corporate Obligee (and any Assignee) hereunder including Corporate Obligee’s right to possession of the Equipment upon an Equipment Agreement Event of Default, shall prohibit subleasing, shall not have a term that may exceed the remaining portion of the Term of such Item of Equipment, and shall be secured by a first priority security interest granted by such Subsidiary in favor of Obligor, which security interest shall be a perfected security interest for all Equipment located in the United States.  Obligor and Corporate Obligee hereby acknowledge and agree that Obligor leased certain of the Original Equipment to certain of its Subsidiaries under Subsidiary Equipment Agreements in accordance with the terms of the Original Equipment Agreement and that Obligor shall amend such Subsidiary Equipment Agreements within ten (10) days hereof to the extent necessary as a result of the amendments, assignments and assumptions that occurred on the Restructuring Date.  Obligor shall promptly deliver to Security Trustee the original counterpart of each Subsidiary Equipment Agreement and shall provide prompt notice to Corporate Obligee (including the name and address of the lessee) of any lease or sublease to or financing agreement with a third party having a term coterminous with the then current Term of the Items of Equipment subject to such lease, sublease or financing agreement.  Obligor shall deliver a certified schedule of all such leases, subleases and financing agreements to Corporate Obligee by March 31 and September 30 of each year during the Term that were in effect at any time during the preceding calendar year and otherwise at Corporate Obligee’s reasonable request.  No such leasing by Obligor will reduce any of the obligations of Obligor hereunder or the rights of Corporate Obligee (and any Assignee) hereunder, and all of the obligations of Obligor hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety.

            14.2.    By Corporate Obligee.  Corporate Obligee may sell, assign, transfer or grant a security interest in all or any part of Corporate Obligee’s rights, obligations, title or interest in, to and under the Equipment or any Item(s) thereof, this Equipment Agreement, any Equipment Agreement Supplement and/or any Equipment Payment and Supplemental Payments payable under this Equipment Agreement or any Equipment Agreement Supplement without Obligor’s consent. Any entity to whom any such sale, assignment, transfer or grant of security interest is made is herein called an “Assignee” and any such sale, assignment, transfer or grant of security interest is herein called an “assignment”.  An Assignee may re‑assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to such Assignee without Obligor’s consent.  Obligor agrees to execute related acknowledgments and other documents that may be reasonably requested by Corporate Obligee or an Assignee.  Each Assignee shall have and may enforce all of the rights and benefits of Corporate Obligee hereunder with respect to the Item(s) of Equipment and related Equipment Agreement Supplement(s) covered by the assignment, including, without limitation, the provisions of Section 8 hereof.  Each such assignment shall be subject to Obligor’s rights hereunder so long as no Equipment Agreement Event of Default has occurred and is continuing.  Obligor shall be under no obligation to any Assignee except upon written notice of such assignment from Corporate Obligee or, in the case of a reassignment, from the Assignee.  Upon written notice to Obligor of an assignment in accordance with this Section 14.2, Obligor agrees to pay the Equipment Payments and Supplemental Payments with respect to the Item(s) of Equipment covered by such assignment to such Assignee in accordance with the instructions specified in such notice without any abatement, defense, setoff, counterclaim or recoupment whatsoever, and to otherwise comply with all notices, directions and demands which may be given by Corporate Obligee or such Assignee with respect to such Item(s), in accordance with the provisions of this Equipment Agreement. Notwithstanding any such assignment, all obligations of Corporate Obligee to Obligor under this Equipment Agreement shall be and remain enforceable by Obligor against Corporate Obligee and any Assignee to whom an assignment has been made.

            14.3.    Registration.  This Equipment Agreement is a registered instrument.  Corporate Obligee will establish and maintain registration books in which it will register, and register any assignment effected in compliance with Section 14 hereof of, each of Corporate Obligee’s and Obligor’s interest in this Equipment Agreement or any portion thereof and which identifies each registered holder of any interest in this Equipment Agreement or any portion thereof.  Except for the interests of the Security Trustee pursuant to the Operative Documents, no transfer by Corporate Obligee or Obligor of any interest in this Equipment Agreement shall be effective unless and until such transfer is made upon the registration books maintained by Corporate Obligee.

            15.       Obligor will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (a) any Item of Equipment or any part thereof, Corporate Obligee’s title thereto, or any interest therein or proceeds thereof, or (b) this Equipment Agreement or any of Corporate Obligee’s interests hereunder, except (i) Permitted Liens or (ii) any Lien granted or placed thereon by Corporate Obligee, Lender, or any Assignee pursuant to Section 14.2 hereof or any Person with a claim against Corporate Obligee or any Assignee.  Obligor, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Equipment Agreement and each Item of Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Corporate Obligee and each Assignee, any such Lien not excepted above if the same shall arise at any time. Obligor will notify Corporate Obligee and each Assignee in writing promptly upon becoming aware of any tax or other Lien (other than any Lien excepted above) that shall attach to the Equipment or any Item of Equipment, and of the full particulars thereof.

            16.       Loss, Damage or Destruction.

                        16.1     Risk of Loss, Damage or Destruction.  Obligor hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Item of Equipment, however caused or occasioned, such risk to be borne by Obligor with respect to each Item of Equipment from the date of this Equipment Agreement, and continuing until such Item of Equipment has been returned to Corporate Obligee in accordance with the provisions of Section 6 hereof, the rights and interests in which have been transferred to Obligor in accordance with the provisions of Section 25.2 or 25.4 hereof, or has been sold in accordance with Section 25.3 hereof.  Obligor agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Obligor under this Equipment Agreement, including, without limitation, the obligation to pay Equipment Payments.

                        16.2     Payment of Casualty Loss Value Upon an Event of  Loss.  If an Event of Loss occurs with respect to an Item of Equipment during the Term thereof, Obligor shall give Corporate Obligee prompt written notice thereof and shall pay to Corporate Obligee on the corresponding Casualty Loss Value Payment Date the sum of (a) all unpaid Equipment Payments payable for such Item of Equipment for the entire Equipment Payment Period in which the Event of Loss has occurred, plus (b) the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date, plus (c) all other Supplemental Payments due for such Item of Equipment as of the date of payment of the amounts specified in the foregoing clauses (a) and (b).  Any payments received at any time by Corporate Obligee or by Obligor from any insurer or other party (except Obligor) as a result of the occurrence of such Event of Loss will be applied in reduction of Obligor’s obligation to pay the foregoing amounts, if not already paid by Obligor, or, if already paid by Obligor, will be applied to reimburse Obligor for its payment of such amount, unless an Equipment Agreement Event of Default shall have occurred and be continuing.  Upon payment in full of such Casualty Loss Value, Equipment Payments and Supplemental Payments, (a) the obligation of Obligor to pay Equipment Payments hereunder with respect to such Item of Equipment shall terminate and the Term of such Item shall terminate, and (b) Corporate Obligee shall renounce all title and rights to such Item of Equipment.

                        16.3     Application of Payments Not Relating to an Event of Loss.  Any payments (including, without limitation, insurance proceeds) received at any time by Corporate Obligee or Obligor from any Governmental Entity or other party with respect to any loss or damage to any Item or Items of Equipment not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 11 and 12 hereof, if not already paid by Obligor, or if already paid by Obligor and no Equipment Agreement Event of Default shall have occurred and be continuing, shall be applied to reimburse Obligor for such payment, and any balance remaining after compliance with the provisions of said Sections with respect to such loss or damage shall be retained by Obligor.  If any Equipment Agreement Event of Default shall have occurred and is continuing, all payments hereunder shall be paid to Corporate Obligee or its Assignee as security for amounts owed by Obligor hereunder.

            17.       Insurance.  Obligor will cause to be carried and maintained, at its sole expense, with respect to each Item of Equipment at all times during the Term thereof and for the geographic area in which such Item is at any time located and until such Item of Equipment has been returned to Corporate Obligee pursuant to Section 6 hereof, the rights and interests therein have been transferred to Obligor pursuant to Section 25.2 or 25.4 hereof or sold to a third party pursuant to Section 25.3.2 hereof (a) physical damage insurance (including theft and collision insurance) insuring against all risks of physical loss or damage to the Equipment (“Property Insurance”), in an amount not less than the greater of the Casualty Loss Value of such Item of Equipment and the replacement value of the Equipment, and (b) insurance against liability for bodily injury, death and property damage resulting from the use and operation of the Equipment (including sudden and accidental environmental pollution coverage) (“Liability Insurance”) in an amount not less than $25,000,000 per occurrence, but in no event shall the insurance coverage described in clauses (a) and (b) above provide less coverage than the insurance coverage on any other similar equipment owned or leased by Obligor.  The insurance coverage described in the preceding sentence shall have deductibles no greater than those applicable to insurance on similar equipment owned or leased by Obligor.  Such Property Insurance policy or policies will name Obligor and Corporate Obligee as the sole loss payees and Corporate Obligee and each Assignee as additional insureds. Such Liability Insurance policy or policies will name each Obligor Indemnified Person as an additional insured.  All such policies will provide that the insurers waive any claim for premiums and any right of subrogation or setoff against the Obligor Indemnified Persons and that the same may not be invalidated against any Obligor Indemnified Person by reason of any violation of a condition or breach of warranty of the policies or the application therefor by Obligor, that the policies may be canceled or materially altered or reduced in coverage (except as otherwise permitted under the terms of this Equipment Agreement) by the insurer only after thirty (30) days’ prior written notice from Obligor’s insurance broker to Corporate Obligee, Trust Company, Owner Participant and each Assignee, and that the insurer will give written notice to Corporate Obligee, Trust Company, Owner Participant, Agent and each Assignee in the event of nonpayment of premium by Obligor when due. The policies of insurance required under this Section 17 shall be valid and enforceable policies issued by insurers of recognized responsibility and shall provide coverage with respect to incidents occurring anywhere in the United States or Canada or Europe.  In the event that any of such Liability Insurance policies shall now or hereafter provide coverage on a “claims‑made” basis, Obligor shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Term of the last Item of Equipment financed hereunder.  Upon the execution of this Equipment Agreement and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies required under this Section 17, Obligor shall furnish Corporate Obligee with certificates of the insurance coverage required by this Section 17.  If requested by any Obligor Indemnified Person in connection with a claim made or any suit, action or proceeding brought against any Obligor Indemnified Person, copies of the policies evidencing such insurance coverage, shall be delivered by Obligor to such Obligor Indemnified Person. Any certificate of insurance issued with respect to a blanket policy covering other equipment not subject to this Equipment Agreement shall specifically describe the Equipment as being included therein and covered thereby to the full extent of the coverages and amounts required hereunder.  If Obligor shall fail to cause the insurance required under this Section 17 to be carried and maintained, Corporate Obligee, Trust Company, Owner Participant, any Lender or any Assignee may, but shall not be required to, provide such insurance and Obligor shall reimburse Corporate Obligee, Trust Company, Owner Participant, any Lender or any such Assignee, as the case may be, upon demand for the cost thereof as a Supplemental Payment hereunder together with interest thereon at the Overdue Rate from the date such cost was incurred.

            18.       NO CORPORATE OBLIGEE WARRANTIES.  CORPORATE OBLIGEE HEREBY FINANCES THE EQUIPMENT FOR OBLIGOR AS‑IS WHERE-IS, WITH ALL FAULTS AND IN WHATEVER CONDITION IT MAY BE IN, AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, THE EQUIPMENT.  OBLIGOR HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST CORPORATE OBLIGEE OR OWNER PARTICIPANT FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE EQUIPMENT OR BY OBLIGOR’S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS (WHICH ITEMS OF EQUIPMENT, OBLIGOR ACKNOWLEDGES, WERE SELECTED BY OBLIGOR ON THE BASIS OF ITS OWN JUDGMENT WITHOUT RELIANCE ON ANY STATEMENTS, REPRESENTATIONS, GUARANTIES OR WARRANTIES MADE BY CORPORATE OBLIGEE).

            19.       Assignment of Manufacturer Warranties.  So long and only so long as an Equipment Agreement Event of Default shall not have occurred and be continuing, and so long and only so long as the Equipment shall be subject to this Equipment Agreement and Obligor shall be entitled to possession of the Equipment hereunder, Corporate Obligee authorizes Obligor, at Obligor’s expense, to assert for Corporate Obligee’s account, all rights and powers of Corporate Obligee under any manufacturer’s, vendor’s or dealer’s warranty on the Equipment or any part thereof and Corporate Obligee agrees to use reasonable efforts at Obligor’s expense to assist Obligor in obtaining the benefits of such warranties; provided, however, that Obligor shall indemnify, protect, save, defend and hold harmless Corporate Obligee from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Corporate Obligee in connection therewith, as a result of, or incident to, any action by Obligor pursuant to the foregoing authorization.

            20.       Events of Default.  Any of the following events shall constitute an Equipment Agreement Event of Default:

                        (a)        Obligor shall fail to make any payment of an Equipment Payment within five (5) days after the same is due and payable or any Supplemental Payment within fifteen (15) days after the same is due and payable; or

                        (b)        Obligor shall fail to observe or perform any of the covenants, agreements or obligations of Obligor set forth in the Sections 14.1 or 17 hereof or in Section 6.7 of the Participation Agreement; or

                        (c)        Obligor shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Equipment Agreement, any Equipment Agreement Supplement, the Participation Agreement, or in any agreement or certificate furnished to Corporate Obligee or any Assignee in connection herewith or therewith, and such failure shall continue unremedied for thirty (30) days after written notice to Obligor specifying such failure and demanding the same to be remedied; or

                        (d)        (i) Obligor shall default under any agreements or instruments relating to any Indebtedness or Material Obligations of Obligor or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreements or instruments, but only if (x) such default is a payment default that occurs upon the scheduled maturity of such Indebtedness or Material Obligations or (y) the effect of such default or event is to permit the acceleration of the maturity of such Indebtedness or Material Obligations and in either the case of (x) or (y), the aggregate principal amount of all such Indebtedness (other than obligations under the Multi-Currency Credit Agreement) or Material Obligations is equal to or greater than $25,000,000, or (ii) any one or more Subsidiaries of Obligor shall default under any agreements or instruments relating to any Indebtedness or Material Obligations of such Subsidiary or Subsidiaries, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreements or instruments, but only if (x) such default is a payment default that occurs upon the scheduled maturity of such Indebtedness or Material Obligations or (y) the effect of such default or event is to accelerate the maturity of such Indebtedness or Material Obligations and in either the case of (x) or (y), the aggregate principal amount of all such Subsidiary Indebtedness or Subsidiary Material Obligations is equal to or greater than $25,000,000; or

                        (e)        Obligor shall become insolvent; or Obligor or any Subsidiary thereof shall make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Obligor or any Subsidiary thereof or for a substantial part of the property of Obligor or any Subsidiary thereof without its consent and shall not be dismissed for a period of sixty (60) days; or any petition for the relief, reorganization or arrangement of Obligor or any Subsidiary thereof or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Obligor or any Subsidiary thereof, shall be filed by or against Obligor or any Subsidiary thereof and, if filed against Obligor or any Subsidiary thereof, shall be consented to or be pending and not dismissed for a period of sixty (60) days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or Governmental Entity of competent jurisdiction with respect to Obligor or any Subsidiary thereof; or any execution or writ or process shall be issued under any action or proceeding against Obligor or any Subsidiary thereof whereby any of the Equipment may be taken or restrained and such execution or writ or process is not stayed within sixty (60) days; or Obligor’s corporate existence shall cease; or

                        (f)         any representation, warranty, statement or certification made by Obligor under this Equipment Agreement, in any Equipment Agreement Supplement, the Participation Agreement or in any document or certificate furnished to Original Obligee, Corporate Obligee or any Assignee in connection herewith or therewith, or pursuant hereto or thereto, shall prove to be untrue or incorrect when made (or deemed made) except for inaccuracies or misstatements when made (or deemed made) that would not have a material effect on Obligor’s ability to fulfill its obligations under this Equipment Agreement or the Participation Agreement; or

                        (g)        final judgments or orders for the payment of money in the aggregate in excess of $25,000,000 (other than judgments or orders with respect to which Obligor provides Corporate Obligee with a written acknowledgment from Obligor’s insurer that such judgment is covered by an insurance policy issued by such insurer) shall be rendered against Obligor or any Subsidiary and Obligor or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within sixty (60) days after the date of entry thereof and within said period of sixty (60) days (or such longer period during which execution of such judgment shall have been stayed) appeal therefrom and cause the execution thereof to be stayed during such appeal;

            21.       Remedies Upon Default.  Upon the occurrence of any Equipment Agreement Event of Default and at any time thereafter so long as the same shall be continuing, Corporate Obligee may (except in the case of an Equipment Agreement Event of Default of the type described in Section 20(e) hereof, in which case Corporate Obligee shall be deemed automatically without further act to have elected the remedy set forth in clause (d) below) exercise one or more of the following remedies as Corporate Obligee in its sole discretion shall elect:

                        (a)        Corporate Obligee may terminate or cancel this Equipment Agreement, without prejudice to any other remedies of Corporate Obligee hereunder, with respect to all or any Item of Equipment, and whether or not this Equipment Agreement has been so terminated, may enter the premises of Obligor, subject to Obligor’s normal safety and security concerns, including standard confidentiality requirements, or any other party to take immediate possession of the Equipment and remove all or any Item of Equipment by summary proceedings or otherwise, or may cause Obligor, at Obligor’s expense, to store, maintain, surrender and deliver possession of the Equipment or such Item in the same manner as provided in Section 6 hereof;

                        (b)        Corporate Obligee may hold, keep idle or lease to others the Equipment or any Item of Equipment, as Corporate Obligee in its sole discretion may determine, free and clear of any rights of Obligor and without any duty to account to Obligor with respect to such action or inaction or for any proceeds with respect thereto, except that Obligor’s obligation to pay Equipment Payments for any Equipment Payment Periods commencing after Obligor shall have been deprived of possession pursuant to this Section 21 shall be reduced by the net proceeds, if any, received by Corporate Obligee from leasing the Equipment or such Item to any Person other than Obligor for the same Equipment Payment Periods or any portion thereof;

                        (c)        Corporate Obligee may sell the Equipment or any Item of Equipment at public or private sale as Corporate Obligee may determine, free and clear of any rights of Obligor, and Obligor shall pay to Corporate Obligee, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Equipment Payments due for the Equipment or Item(s) so sold for any Equipment Payment Period commencing after the date on which such sale occurs), the sum of (i) all unpaid Equipment Payments payable for each Item of Equipment for all Equipment Payment Periods through the date on which such sale occurs, plus (ii) an amount equal to the excess, if any, of (x) the Casualty Loss Value of the Item(s) of Equipment so sold, computed as of the Payment Date coincident with or next preceding the date of such sale, over (y) the net proceeds of such sale, plus interest at the rate specified in Section 23 hereof on the amount of such excess from the Payment Date as of which such Casualty Loss Value is computed until the date of actual payment, plus (iii) all unpaid Supplemental Payments due with respect to each Item of Equipment so sold;

                        (d)        whether or not Corporate Obligee shall have exercised, or shall thereafter at any time exercise, any of its rights under subsection (a) or (b) above with respect to any Item(s) of Equipment, Corporate Obligee, by written notice to Obligor specifying a payment date, may demand that Obligor pay to Corporate Obligee, and Obligor shall pay to Corporate Obligee, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Equipment Payment due for any Item(s) of Equipment for any Equipment Payment Period commencing after the payment date specified in such notice and in lieu of the exercise by Corporate Obligee of its remedies under subsection (b) above in the case of a re‑lease of such Item(s) or under subsection (c) above with respect to a sale of such Item(s)), the sum of (i) all unpaid Equipment Payments payable for such Item(s) for all Equipment Payment Periods through the payment date specified in such notice, plus (ii) all unpaid Supplemental Payments due with respect to such Item(s) as of the payment date specified in such notice, plus (iii) an amount equal to any Prepayment Premium owed or paid by Corporate Obligee to Lender as a result of Equipment Agreement Event of Default, plus (iv) an amount, with respect to each such Item, equal to the Casualty Loss Value of such Item(s) computed as of the Payment Date coincident with or next preceding the payment date specified in such notice; provided, however, that with respect to any such Item(s) returned to or repossessed by Corporate Obligee, the amount recoverable by Corporate Obligee pursuant to the foregoing shall be reduced (but not below zero) by an amount equal to the fair market sales value of such Item(s) as of the date on which Corporate Obligee has obtained possession of such Item(s); and

                        (e)        Corporate Obligee may exercise any other right or remedy which may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Equipment Agreement.

In addition, Obligor shall be liable for all costs and expenses, including reasonable attorney’s fees, incurred by Corporate Obligee or any Assignee by reason of the occurrence of any Equipment Agreement Event of Default or the exercise of Corporate Obligee’s remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Equipment in accordance with Section 6 hereof or in placing the Equipment in the condition required by said Section. For the purpose of subsection (d) above, the “fair market sales value” of any Item of Equipment shall mean such value as has been determined by an independent qualified appraiser selected jointly by Corporate Obligee and Obligor and in the absence of agreement on an independent qualified appraiser, each of Corporate Obligee and Obligor shall select an appraiser who together shall select the independent qualified appraiser.  Except as otherwise expressly provided above, no remedy referred to in this Section 21 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Corporate Obligee at law or in equity; and the exercise or beginning of exercise by Corporate Obligee of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Corporate Obligee of any or all of such other remedies.  No express or implied waiver by Corporate Obligee of any Equipment Agreement Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Equipment Agreement Event of Default.  To the extent permitted by Applicable Law, Obligor hereby waives any rights now or hereafter conferred by statute or otherwise which may require Corporate Obligee to sell, lease or otherwise use the Equipment in mitigation of Corporate Obligee’s damages as set forth in this Section 21 or which may otherwise limit or modify any of Corporate Obligee’s rights and remedies in this Section 21.

            22.       Corporate Obligee’s Right to Perform for Obligor.  If Obligor fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Corporate Obligee may itself, after notice to Obligor, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Corporate Obligee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in Section 23 hereof, shall, if not paid by Obligor to Corporate Obligee on demand, be deemed a Supplemental Payment hereunder;  provided, however, that no such payment, performance or compliance by Corporate Obligee shall be deemed to cure any Equipment Agreement Event of Default hereunder.

            23.       Late Charges.  Obligor shall pay to Corporate Obligee, upon demand, to the extent permitted by Applicable Law, interest on any installment of an Equipment Payment not paid when due, and on any Supplemental Payment or other amount payable under this Equipment Agreement which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the lesser of (a) the Overdue Rate and (b) the maximum rate of interest permitted by law.

            24.       Notices.  All notices provided for or required under the terms and provisions hereof shall be given in accordance with Section 10.4 of the Participation Agreement.

            25.       Obligor’s Renewal and Transfer Options.

                        25.1.    Obligor’s Renewal Option.  If no Equipment Agreement Event of Default shall have occurred and be continuing and this Equipment Agreement shall not have been earlier terminated, Obligor shall be entitled, at its option, to renew this Equipment Agreement with respect to all but not less than all Items of Equipment then subject to this Equipment Agreement, up to the number of Renewal Terms specified on the Related Exhibit A.  The first Renewal Term with respect to each such Item of Equipment will commence at the expiration of the Basic Term of such Item, and each succeeding Renewal Term will commence at the expiration of the next preceding Renewal Term.  All of the provisions of this Equipment Agreement, including the Applicable Debt Rate and Equity Rate, shall be applicable during each Renewal Term for each such Item of Equipment.  Obligor hereby agrees to pay Corporate Obligee an Equipment Payment for each Item of Equipment during each Renewal Term for which Obligor exercises its renewal option therefor in an amount equal to the sum of (a) the Debt Amortization Payment due on such Payment Date for such Item (b) an amount calculated by multiplying the Outstanding Debt Amount for each Item on each day by the Applicable Debt Rate determined on a daily basis, and (c) an amount calculated by multiplying the Equity Component for such Item by the Equity Rate determined on a daily basis; in the case of clauses (b) and (c), such amounts shall be calculated by a fraction, the numerator of which is the number of days elapsed since the immediately preceding Payment Date, and the denominator of which is 360.  If, with respect to any Renewal Term, Obligor intends to not exercise said renewal option, Obligor shall give written notice to Corporate Obligee to such effect at least 180 days prior to the expiration of the Basic Term of the Item(s) of Equipment in the case of the first Renewal Term, and at least 180 days prior to the expiration of the then current Renewal Term in the case of the then next succeeding Renewal Term.  If Obligor fails to give such written notice to Corporate Obligee with respect to any of said Renewal Terms, it shall be conclusively presumed that Obligor has irrevocably elected to exercise said renewal option with respect to all Items of Equipment for said Renewal Term.  In the event Obligor elects not to exercise said renewal option with respect to all Items of Equipment (unless Corporate Obligee has otherwise agreed in writing or Obligor has exercised its transfer option under Section 25.2 hereof or its early transfer option pursuant to Section 25.4 hereof), each Item of Equipment shall be returned to Corporate Obligee in accordance with the provisions of Section 6 hereof (unless delivered to a bidder in accordance with Section 25.3 hereof) and until each such Item has been so returned or delivered Obligor shall continue to pay Corporate Obligee the Equipment Payment for each such Item as specified in Section 6.3 hereof.

            25.2     Obligor’s End of Term Transfer Option.  On any Termination Date, if (a) no Equipment Agreement Event of Default shall have occurred and be continuing, and (b) this Equipment Agreement shall not have been earlier terminated, Obligor shall be entitled, at its option, upon written notice to Corporate Obligee, as hereinafter provided, to acquire all, but not less than all, of Corporate Obligee’s rights and interests in all but not less than all Items of Equipment the Term for which is scheduled to expire (if not otherwise renewed in accordance with Section 25.1 hereof) on such Termination Date for an amount (the “Transfer Option Amount”), with respect to each Item of Equipment, payable in immediately available funds, equal to the sum of (i) the aggregate of the Estimated Residual Values of such Items of Equipment applicable to the Basic Term or Renewal Term thereof then ending, plus (ii) the Equipment Payment due and payable for such Items of Equipment on the Termination Date, plus (iii) any applicable sales, excise or other Taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale for any Person other than Corporate Obligee), plus (iv) any Supplemental Payments then due and owing to any Person. Corporate Obligee’s sale of each Item of Equipment shall be on an as‑is, where‑is basis, without any representation or warranty by, or recourse to, Corporate Obligee.  If Obligor intends to exercise said transfer option, Obligor shall give written notice to Corporate Obligee to such effect at least thirty (30) days prior to the expiration of the Basic Term, or, if Obligor has renewed this Equipment Agreement pursuant to Section 25.1 hereof, then at least thirty (30) days prior to the expiration of the then current Renewal Term.  If Obligor gives such written notice to Corporate Obligee, such notice shall constitute a binding obligation of Obligor to pay Corporate Obligee the Transfer Option Amount with respect thereto on the Termination Date thereof.  Upon payment in full of all amounts due upon the exercise of the Obligors’ option under this Section 25.2, Corporate Obligee will, at the request and cost of Obligor, transfer to or at the direction of the Obligor, without recourse or warranty (except as to the absence of any Liens attributable to Corporate Obligee), all of Corporate Obligee’s right, title and interest in and to such Item(s), “as-is, where-is” and, at the request and cost of Obligor, furnish to or at the direction of  Obligor, a bill of sale without recourse or warranty (except as to the absence of any Liens attributable to Corporate Obligee) and otherwise in form and substance reasonably satisfactory to the Obligor and Corporate Obligee, evidencing such transfer.

                        25.3     Third Party Sale of Equipment.

                                    25.3.1  Remarketing Obligations.  In the event Obligor does not exercise its option to acquire Corporate Obligee’s rights and interests in all the Equipment pursuant to this Section and does not renew this Equipment Agreement, then Obligor shall have the obligation during the last 180 days of the Basic Term, or the then current Renewal Term, if applicable (the “Remarketing Period”), to solicit bona fide bids for not less than all Items of Equipment from prospective purchasers who are financially capable of purchasing such Items of Equipment for cash on an as‑is, where‑is basis, without recourse or warranty.  Any bid received by Obligor prior to the end of the Remarketing Period shall be immediately communicated to Corporate Obligee and Owner Participant in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, Corporate Obligee shall have the right, but not the obligation, to seek bids for the Equipment during the Remarketing Period.

                                    25.3.2  Sale of Equipment to Third Party Buyer.  On the Termination Date, provided that all the conditions set forth in Section 25.3.1 and in clauses (a) and (b) below have been met, Corporate Obligee shall sell (or cause to be sold) all Items of Equipment, for cash to the bidder, if any, who shall have submitted the highest bid during the Remarketing Period on an as‑is, where‑is basis and without recourse or warranty, and upon receipt by Corporate Obligee of the sales price, Corporate Obligee shall instruct Obligor to deliver and Obligor shall deliver the Equipment to such bidder; provided, that (a) any such sale to a third party shall be consummated, and the sales price for the Equipment shall have been paid to Corporate Obligee in immediately available funds, on or before the Termination Date; and (b) Corporate Obligee shall not be obligated to sell such Equipment (i) if the Net Proceeds of Sale of all of the Equipment are less than the aggregate Maximum Corporate Obligee Risk Amount applicable to all of the Equipment as of the Termination Date, or (ii) if Corporate Obligee has not received the amounts, if any, payable by Obligor pursuant to Section 26.1.

                                    25.4     Obligor’s Early Transfer Options.  Provided that (a) no Equipment Payment or Supplemental Payment is at the time past due, (b) no Equipment Agreement Event of Default shall have occurred and be continuing and (c) this Equipment Agreement shall not have been earlier terminated, Obligor shall be entitled, at its option, on any Payment Date to acquire all but not less than all of Corporate Obligee’s rights and interests in any Item(s) of Equipment upon written notice to Corporate Obligee, as hereinafter provided, for an amount (the “Payment Date Option Amount”), with respect to each Item of Equipment acquired, payable in immediately available funds, equal to the sum of (i) the Casualty Loss Value of such Item of Equipment applicable for such Payment Date, plus (ii) the Equipment Payment due and payable for such Item of Equipment on such Payment Date, plus (iii) any applicable sales, excise or other Taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale for any Person other than Corporate Obligee), plus (iv) the amount of Breakage Costs that Corporate Obligee or Trust Obligee shall be liable to pay upon a repayment of the Notes issued with respect to any such Item(s) of Equipment on such Payment Date, plus (v) the amount of Breakage Costs incurred by Corporate Obligee upon a repayment of the Equity Component for such Item on such Payment Date provided that (x) the aggregate Acquisition Costs of all Items of Equipment acquired by Obligor at any time under this Section 25.4 shall not exceed thirty percent (30%) of the total Acquisition Costs for all Equipment at any time financed hereunder, (y) after taking into account any acquisition hereunder, the aggregate Acquisition Costs of all Equipment remaining subject to this Equipment Agreement and located in the United States, Germany and the United Kingdom shall be at least equal to or greater than seventy-five percent (75%) of the aggregate Acquisition Cost of all Equipment at the time subject to this Equipment Agreement and (z) this option may not be exercised more than two (2) times during any twelve (12) month period.  If Obligor intends to exercise said early transfer option, Obligor shall give written notice to Corporate Obligee and Agent to such effect at least thirty (30) and no more than sixty (60) days prior to Payment Date on which such option will be exercised, which notice shall for each Item of Equipment to be acquired identify such Item substantially in the same manner as it is identified on the Equipment Agreement Supplement therefor and identify as of the Payment Date such option is to be exercised in the aggregate and for each such Item the Acquisition Cost, Casualty Loss Value, Unamortized Debt Amount and the Equipment Payment due.  Such notice shall also include replacement Equipment Agreement Supplement Schedule As in form and substance reasonably acceptable to Agent and Owner Participant (“Replacement Schedule As”) identifying all Equipment to remain subject to this Equipment Agreement after any such acquisition.  If Obligor gives such written notice to Corporate Obligee, such notice shall constitute a binding obligation of Obligor to pay Corporate Obligee the Payment Date Option Amount with respect to each Item of Equipment subject to such notice on the applicable Payment Date.  Upon payment in full of all amounts due upon the exercise of Obligors’ option under this Section 25.4, Corporate Obligee will, at the request and cost of Obligor, (i) transfer to or at the direction of Obligor, without recourse or warranty (except as to the absence of Corporate Obligee Liens), all of Corporate Obligee’s right, title and interest in and to such Item(s), “as-is, where-is” and, at the request and cost of Obligor, furnish to or at the direction of Obligor, a bill of sale without recourse or warranty (except as to the absence of Corporate Obligee Liens) evidencing such transfer and (ii) execute and deliver such additional agreements and documents and take such further actions as Obligor may reasonably request to release such Item(s) from the Liens granted under the Operative Documents, in each case in form and substance reasonably satisfactory to Obligor and Corporate Obligee.  The Replacement Schedule As shall be deemed a part of the corresponding Equipment Agreement Supplements in replacement of any existing Schedule As thereto.

            26.       End of Term Equipment Payment Adjustment.

                        26.1     Third Party Sale of Equipment.  This Section 26.1 shall apply only if, with respect to any Non-Renewal Item(s) of Equipment, a sale of such Item(s) to a third party pursuant to Section 25.3 hereof has been consummated on the Termination Date.  If the Net Proceeds of Sale of such Item(s) are less than the aggregate Estimated Residual Value of such Item(s) as of such Termination Date, Obligor shall, on the Termination Date, pay to Corporate Obligee as an end of term Equipment Payment adjustment, in immediately available funds, an amount equal to such deficiency (a “Deficiency”) as an adjustment to the Equipment Payment payable under this Equipment Agreement for such Item(s), plus the Equipment Payment due and payable for such Item(s) of Equipment on the Termination Date, plus any Supplemental Payments then due and owing to Corporate Obligee hereunder; provided, however, that if no Equipment Agreement Event of Default or event which, with notice or passage of time or both would constitute an Equipment Agreement Event of Default, shall have occurred and be continuing hereunder, the amount of the Deficiency payable by Obligor with respect to such Item(s) shall not exceed the aggregate Maximum Obligor Risk Amount then applicable to such Item(s).  If the Net Proceeds of Sale of such Item(s) of Equipment exceed the aggregate Estimated Residual Value of such Item(s) and if no Equipment Agreement Event of Default or event which, with notice or passage of time or both would constitute an Equipment Agreement Event of Default, shall have occurred and be continuing hereunder and Obligor shall have paid Corporate Obligee on or before the Termination Date the Equipment Payment due and payable for such Item(s) of Equipment on the Termination Date, plus all Supplemental Payments then due and owing with respect to such Item(s), Corporate Obligee shall pay to Obligor an amount equal to such excess as an adjustment to the Equipment Payment payable under this Equipment Agreement for such Item(s).

                        26.2     Obligor Payment.  If a sale of all Non-Renewal Items of Equipment either to Obligor pursuant to Section 25.2 hereof or to a third party pursuant to Section 25.3 hereof has not been consummated on the Termination Date with respect thereto for any reason, then Obligor shall, on the Termination Date of such Item(s), pay to Corporate Obligee as an end of term Equipment Payment adjustment, in immediately available funds, as an adjustment to the Equipment Payment payable under this Equipment Agreement for such Item(s) that have not been sold pursuant to Sections 25.2, 25.3 or 25.4, an amount equal to the Equipment Payment due and payable for such Item(s) of Equipment on the Termination Date, plus all Supplemental Payments then due and owing with respect to such Item(s) plus (a) the Maximum Obligor Risk Amount of all of such Items, if (i) on the Termination Date no Equipment Agreement Event of Default or event which, with notice or passage of time or both would constitute an Equipment Agreement Event of Default, shall have occurred and be continuing hereunder, and (ii) all Items of Equipment then subject to this Equipment Agreement have been returned to Corporate Obligee on the Termination Date in the condition and at the locations required by Section 6 hereof and (iii) this Equipment Agreement shall not have been terminated prior to the Termination Date, or (b) the Estimated Residual Value of all of such Items, if (i) on the Termination Date an Equipment Agreement Event of Default or event which, with notice or passage of time or both would constitute an Equipment Agreement Event of Default, shall have occurred and be continuing hereunder, or (ii) all Items of Equipment then subject to this Equipment Agreement have not been returned to Corporate Obligee on the Termination Date in the condition and at the locations required by Section 6 hereof, or (iii) this Equipment Agreement shall have been terminated prior to the Termination Date.  Obligor shall remain liable for the payment of, and upon the consummation by Corporate Obligee of the sale of any Item(s) of Equipment on or after the Termination Date thereof, Obligor shall pay, or reimburse Corporate Obligee for the payment of, all applicable sales, excise or other Taxes imposed as a result of such sale, other than gross or net income taxes attributable to such sale, and such obligation shall survive the termination of this Equipment Agreement.

            27.       Governing Law, Jurisdiction and Venue; Waiver of Jury.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with, and be governed by, the law of the State of New York.  The parties hereto hereby agree that all actions or proceedings initiated by any party hereto arising directly or indirectly out of this Agreement or the other Loan Documents may be litigated in the Supreme Court of the State of New York located in New York City or the District Court or the United States District Court for the Southern District of New York.  Each party hereto hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding commenced by any party hereto in any of such courts, agrees that jurisdiction and venue is proper in such courts, and hereby waives personal service of the summons and complaint, or other process or papers issued therein, and agrees that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to the party hereto being served at the address for such party set forth in Section 10.4 of the Participation Agreement.  Each party hereto waives any claim that New York City or the Southern District of New York is an inconvenient forum or an improper forum based on lack of venue.  The choice of forum set forth herein shall not be deemed to preclude the enforcement by Lender or Security Trustee of any judgment in any other appropriate jurisdiction.  Each of Obligor and Corporate Obligee hereby waives trial by jury in any judicial proceeding brought by it, Lender or Security Trustee involving directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or the other Operative Documents.

            28.       Miscellaneous.

                        28.1     Any provision of this Equipment Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Corporate Obligee’s rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by Applicable Law, Obligor hereby waives any provision of law which renders any provision of this Equipment Agreement prohibited or unenforceable in any respect.  All of the covenants, conditions and obligations contained in this Equipment Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Corporate Obligee and (subject to the restrictions of Sections 14.1 and 14.3 hereof) Obligor.  This Equipment Agreement and the other Operative Documents, and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Corporate Obligee and Obligor with respect to the acquisition and leasing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto.

                        28.2     Except as otherwise expressly provided and subject to the rights assigned by Obligor, Corporate Obligee and Trust Obligee to Security Trustee under the Participation Agreement, none of this Equipment Agreement, the Notes, the Participation Agreement nor the Security Documents nor any terms hereof or thereof may be amended, supplemented, waived or modified without the written agreement and consent of the parties thereto, Obligor, each Lender, Corporate Obligee and Trustee Obligee, provided that where the consent of any Lender is required, such consent (except as provided below) may be given by Agent acting on behalf of Majority Lenders, and any such consent shall be binding on all Lenders, provided further, that no such amendment, modification, waiver or supplement shall, (i) without the consent of a Lender (A) extend the final scheduled maturity of such Lender’s A Loan or B Loan, as the case may be, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (B) release all or substantially all of Security Trustee’s interest in the Collateral (except as expressly provided in the Participation Agreement), (C) reduce the percentage specified in the definition of Majority Lenders or (D) amend this clause (i); (ii) without the consent of Agent, amend, modify or waive any provision relating to the rights or obligations of Agent, or (iii) without the consent of Security Trustee amend, modify or waive any provision relating to the rights or obligations of Security Trustee.

            29.       Payments.  All payments by Obligor under this Agreement shall be made in immediately available funds to such bank and/or account as Corporate Obligee may from time to time notify to Obligor no less than three (3) Business Days prior to the due date of any such payment.

            30.       Concerning Corporate Obligee.  Obligor agrees that as between it and the Corporate Obligee, no recourse shall be had with respect to this Equipment Agreement or the other Operative Documents against the Corporate Obligee, or any officer, director, employee, agent or Affiliate thereof except as expressly set forth in Section 10.15 of the Participation Agreement.

*  *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused this Equipment Agreement to be duly executed by their duly authorized representatives as of the date first above written.

BTM CAPITAL CORPORATION,
as Corporate Obligee

By:  /s/ John F. McCarthy
     Name:  John F. McCarthy
     Title:  Vice President

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
as Obligor

By:  /s/ Frank Meredith
     Name:  Frank Meredith
     Title:  Executive Vice President and
                Chief Financial Officer

COUNTERPART NO. 8 OF 8 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

EXHIBIT A‑1 TO AMENDED AND RESTATED
EQUIPMENT LEASING AGREEMENT

Type(s) of Equipment:   As described on each of the Schedules of  Equipment attached to the Equipment Agreement Supplements made with respect to this Exhibit A-1.

Maximum Acquisition Cost:      $42,014,575.94 (which amount is inclusive of the Acquisition Costs of Equipment on or prior to December 20, 2001 financed under the Operative Documents)

Acquisition Period:        From March 30, 2001 to March 28, 2002, both dates inclusive.

Basic Term Commencement Date:        March 29, 2002

Renewal Terms:            two (2) Renewal Terms: (i) one (1) twelve (12) month period following the end of the Basic Term, and (ii) one (1) twenty-four (24) month period following the end of the first Renewal Term.

            APPENDIX A

HARmAN INTERNATIONAL INDUSTRIES, INCORPORATED

Amended and restated EQUIPMENT leasing AGREEMENT

and amended and restated Participation Agreement

(2001)

“A Lenders” means any holder of an A Note and its successors and assigns.

“A Loan Term Percentage” means, as to each A Lender at any time, the percentage of the aggregate principal amount of the A Loans then outstanding at such time constituted by the aggregate outstanding principal amount of such A Lender’s A Loan at such time.

“A Loan” means, as to each A Lender, the outstanding principal amount of such A Lender’s loan under the Participation Agreement in the principal amount as of the Restructuring Date set forth under the heading “A Loans” opposite such A Lender’s name on Schedule 3 to the Participation Agreement, each of which is evidenced by an A Note.  The aggregate principal amount of the A Loans on the Restructuring Date is $21,873,510.95.

“A Note” means any A Note issued by Corporate Obligee or Trust Obligee to any A Lender in the form of Exhibit D‑1 to the Participation Agreement.

“A Notes” means the collective reference to each A Note.

“Acceptance Date” for each Item of Equipment means the date on which Obligor has financed such Item under the Original Operative Documents, as evidenced by Obligor’s execution and delivery of an Equipment Agreement Supplement for such Item dated such date.

“Acquisition Cost” of each Item of Equipment means an amount equal to the sum of (i) the total cost paid by Original Obligee to Obligor for such Item in accordance with the Original Operative Documents, plus (ii) all sales and excise taxes paid by Original Obligee and/or Obligor as agent for Original Obligee on or with respect to the acquisition of such Item, plus (iii) all costs and expenses approved and paid by Obligor as agent for Original Obligee in connection with the delivery and installation of such Item.

“Acquisition Period” means the period specified as such on each consecutively numbered Related Exhibit A attached to and made a part of the Equipment Agreement.

“Affected Person” means each of the Lenders, any permitted assignee of any Lender or the Agent.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“After-Tax Basis” means in respect of an amount (the “base amount”) with respect to a Person, the base amount supplemented by a future payment, if necessary, to such Person such that, after reduction for all Taxes (other than Taxes based upon a Person’s net income or gross receipts and which are imposed or levied by any Federal, national, state, provincial or local taxing authority in the United States or a foreign country unless such Person would not otherwise have been subject to taxation in such jurisdiction but for such Person’s involvement in this transaction), if any, imposed on such Person in respect of the sum of the base amount and such future payment shall be equal to the base amount.

“Agent” means Bank of Tokyo-Mitsubishi Trust Company.

“Aggregate A Loan Principal Balance” has the meaning set forth in Section 5.2(a) of the Participation Agreement.

“Aggregate B Loan Principal Balance” has the meaning set forth in Section 5.2(a) of the Participation Agreement.

“Alternate Rate” means a variable rate equal to the greater of (i) the sum of the Federal Funds Rate from time to time in effect and  ½ of one percent (0.5%) and (ii) the rate of interest from time to time announced by Agent at its New York branch from time to time as its “prime commercial lending rate” (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and Agent may make commercial loans or other loans at rates of interest at, above or below such reference rate).

“Applicable Debt Rate” (a) for the purpose of calculating Equipment Payment means the rate calculated in accordance with Section 7.6 of the Equipment Agreement, (b) for the purpose of calculating interest due on any A Loan means the LIBOR Rate then in effect as determined by Agent pursuant to Schedule 2 to the Participation Agreement and (c) for the purpose of calculating interest due on any B Loan means the LIBOR Rate then in effect as determined by the Agent pursuant to Schedule 2 to the Participation Agreement.

“Applicable Law” means, with respect to any Person or Item of Equipment, all provisions of statutes, rules, regulations, orders and requests (whether or not having the force of law) of any Governmental Entity applicable to such Person or Item of Equipment, and all orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party.

“Assignee” has the meaning set forth in Section 14.2 of the Equipment Agreement.

“Assignment and Acceptance Agreement” means the form of assignment and acceptance agreement attached as Schedule 7 to the Participation Agreement.

“Assumption and Revocation Agreement” means that certain Assignment, Assumption and Revocation Agreement dated as of June 30, 2003 by and between Original Owner Trustee, Original Obligee and Corporate Obligee, a copy of which is attached as Exhibit B to the Trust Agreement.

“B Lenders” means any holder of a B Note and its successors and assigns.

“B Loan Term Percentage” means, as to each B Lender at any time, the percentage of the aggregate principal amount of the B Loans then outstanding at such time constituted by the aggregate outstanding principal amount of such B Lender’s B Loan at such time.

“B Loan” means, as to each B Lender, the outstanding principal amount of such B Lender’s loan under the Participation Agreement in the principal amount as of the Restructuring Date set forth under the heading “B Loans” opposite such B Lender’s name on Schedule 3 to the Participation Agreement, each of which is evidenced by an B Note.  The aggregate principal amount of the B Loans on the Restructuring Date is $4,577,034.39.

“B Note” means any B Note issued by Corporate Obligee to any B Lender in the form of Exhibit D-2 to the Participation Agreement.

“B Notes” means a collective reference to each B Note.

“Basic Term” for each Item of Equipment means the period consisting of twelve (12) months commencing on the “Basic Term Commencement Date” set forth on the Related Exhibit A for such Item and terminating on the Payment Date that occurs in the last month of such twelve (12) month period.

“Basic Term Commencement Date” for each Item of Equipment means the date specified as such on the Related Exhibit A.

“Breakage Costs” means any amount or amounts as shall compensate a Lender or Owner Participant for any loss or reasonable cost incurred after using good faith and reasonable efforts to minimize such loss (but excluding loss of margin of profit) or cost by a Lender or Owner Participant directly resulting from repayment by an Obligee of the Related Notes (as defined in Appendix A of the Original Participation Agreement) or Equity Components relating to Item(s) of Equipment that Obligor exercises its rights to acquire pursuant to Section 25.4 of the Equipment Agreement, in accordance with the terms of the Operative Documents.  The amount of the loss or cost shall be determined by the Person seeking such, and notice thereof shall be provided to Obligor in the form of a certificate of such Person stating that the calculations set forth therein are in accordance with the terms of the Operative Documents and setting forth in reasonable detail the basis for such calculations, such certificate being conclusive and binding for all purposes absent manifest error.

“Business Day” means any day other than a day on which banking institutions in the State of Connecticut or the State of New York are authorized by law to close.

“Casualty Loss Value” of each Item of Equipment as of any Casualty Loss Value Payment Date means an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the percentage set forth opposite such Casualty Loss Value Payment Date on the Schedule of Casualty Loss Values attached to the Equipment Agreement Supplement for such Item.

“Casualty Loss Value Payment Date” for each Item of Equipment for which an Event of Loss occurs shall mean the Payment Date for such Item next following the date of such Event of Loss and for each Item of Equipment with respect to which Obligor is exercising its option under Section 25.4 of the Equipment Agreement shall mean the Payment Date on which such option is to be exercised in accordance with such Section 25.4.

“Certificate of Costs” means any certificate by Obligor executed by a Responsible Officer certifying Obligor’s original purchase price and date of purchase of the Item of Equipment specified in such certificate sold by Obligor to Original Obligee under the Original Participation Agreement in the form of Exhibit B to the Original Participation Agreement.

“Closing Date” means the first Funding Date.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any comparable successor law.

“Collateral” means the collective reference to the Equipment Collateral and the Transferred Property Collateral.

“Commerzbank” means Commerzbank Aktiengesellschaft, New York Branch, the New York branch of a German banking corporation.

“Consolidated Capitalization” means any date, the sum of (a) shareholders’ equity of Obligor and (without duplication) its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (b) Consolidated Total Debt.

“Consolidated EBITDA” means for any period, Consolidated Net Income for such period, plus the amount of taxes, interest, depreciation and amortization deducted from earnings in determining such Consolidated Net Income.

“Consolidated Interest Expense” means for any period, the amount of interest expense deducted from earnings of Obligor and its consolidated Subsidiaries in determining Consolidated Net Income for such period in accordance with GAAP.

“Consolidated Net Income” means for any period, the net income of Obligor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means at any date, without duplication, the aggregate of all Indebtedness (including the current portion thereof) of Obligor and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Corporate Obligee” means BTM Capital Corporation, a Delaware corporation, and its permitted successors and assigns.

“Cross Receipt” means any cross receipt in the form of Exhibit A to the Original Participation Agreement that was executed and delivered by Obligor to Original Obligee prior to the Restructuring Date in accordance with the Original Operative Documents.

“Debt Amortization Payment” for any Item of Equipment as of any Payment Date means the amount determined by multiplying the Debt Component of such Item by the percentage set forth opposite such Payment Date on the Schedule of Debt Component Amortization attached to the Related Equipment Agreement Supplement.

“Debt Component” for each Item of Equipment means the dollar amount of the Acquisition Cost financed by Original Lender on the Acquisition Date in accordance with the Original Operative Documents therefor calculated as 97.00% of the Acquisition Cost for such Item.

“Deficiency” has the meaning set forth in Section 26.1 of the Equipment Agreement.

“Dollar” means freely transferable, lawful money of the United States.

“EBITDA Ratio” means on any date, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the four consecutive fiscal quarters of Obligor most recently ended prior to such date.

“English Debenture” means each of Debentures among (i) Original Obligee and Original Security Trustee, (ii) Corporate Obligee and Security Trustee, (iii) Obligor and Original Security Trustee and (iv) Harman International Industries, Limited and Original Security Trustee.

“Equipment” means the equipment of the type(s) described on the Schedule of Equipment attached to each consecutively numbered Equipment Agreement Supplement made a part of the Equipment Agreement together with any and all related appliances, parts, accessories, appurtenances, accessions, additions, improvements, replacements and other equipment or components of any nature from time to time incorporated or installed therein.

“Equipment Agreement” means the Amended and Restated Equipment Leasing Agreement dated as of June 30, 2003 between Obligor, as lessee, and Corporate Obligee, as lessor, and each Equipment Agreement Supplement as amended, supplemented and modified from time to time in accordance with the terms of the Operative Documents.

“Equipment Agreement Default” means an Equipment Agreement Event of Default or an event which with notice or lapse of time or both would become an Equipment Agreement Event of Default.

“Equipment Agreement Event of Default” has the meaning set forth in Section 20 of the Equipment Agreement.

“Equipment Agreement Supplement” means an Equipment Agreement Supplement substantially in the form attached to the Original Equipment Agreement as Exhibit B, which prior to the Restructuring Date, was executed by Original Obligee and Obligor with respect to each Item of Equipment as provided in Section 4 of the Original Equipment Agreement and was consented thereto by Original Lender, as the same has been amended on the Restructuring Date and as the same may be further amended or modified from time to time.

“Equipment Collateral” has the meaning set forth in Section 7.1(a) of the Participation Agreement.

“Equipment Payment” means the amount payable during the Interim Term pursuant to Section 7.1 of the Equipment Agreement, during the Basic Term pursuant to Section 7.2 of the Equipment Agreement, during each Renewal Term pursuant to Section 25.1 of the Equipment Agreement and during any holdover period pursuant to Section 6.3 of the Equipment Agreement, any Deficiency and any end of term rent adjustment payable in accordance with Section 26.2 of the Equipment Agreement.

“Equipment Payment Period” for each Item of Equipment means (a) for the Interim Term of such Item, each period for which a payment of Equipment Payment is to be made for such Item during the Interim Term as set forth in Section 7.1 of the Equipment Agreement, (b) for the Basic Term of such Item, each period for which a payment of Equipment Payment is to be made for such Item during the Basic Term thereof as set forth in Section 7.2 of the Equipment Agreement, and (c) for each Renewal Term of such Item, each period for which a payment of Equipment Payment is to be made for such Item during such Renewal Term as set forth in Section 25.1 of the Equipment Agreement.

“Equity Component” means, for each Item of Equipment, the difference between the Acquisition Cost and the Debt Component therefor.

“Equity Rate” means, for any Equipment Payment, the LIBOR in effect as of the first LIBOR Banking Day of each such Equipment Payment Period plus two hundred fifty (250) basis points.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Residual Value” for any Item of Equipment on any date of determination shall mean an amount obtained by multiplying (a) the percentage set forth in the Equipment Agreement Supplement for such Item under the caption “Estimated Residual Value Percentage” applicable to the Basic Term or Renewal Term in effect on such date, by (b) the Acquisition Cost for such Item.

“Event of Loss” with respect to any Item of Equipment means (a) the loss of such Item of Equipment or any substantial part thereof, or (b) the loss of the use of such Item of Equipment due to theft or disappearance for a period in excess of forty-five (45) days during the Term, or existing at the expiration or earlier termination of the Term, or (c) the destruction, damage beyond repair, or rendition of such Item of Equipment or any substantial part thereof permanently unfit for normal use for any reason whatsoever, or (d) the condemnation, confiscation, seizure, or requisition of use or title to such Item of Equipment or any substantial part thereof by any Governmental Entity under the power of eminent domain or otherwise beyond the earlier of sixty (60) days and the end of the Basic Term or Renewal Term, as applicable.

“Excepted Payments” means (a) indemnity payments paid or payable in favor of Trust Company, Owner Participant or any Assignee, or their successors or assigns, directors, officers, employees, affiliates and agents under the Operative Documents, (b) proceeds of public liability insurance (or government indemnities in lieu thereof) payable to Trust Company, Owner Participant or any Assignee either pursuant to the Equipment Agreement or the Participation Agreement (which shall include proceeds of any self-insurance by Obligor) or maintained by Obligor, Trust Company, Obligees, Owner Participant or any Assignee and not required to be maintained under the Equipment Agreement, (c) costs or expenses paid or payable by Obligor to, or for the benefit of, Trust Company, Owner Participant or any Assignee, (d) all rights of, and payments to, Owner Participant under and pursuant to the Trust Agreement, (e) where any amount payable to Trust Company, Owner Participant or any Assignee is expressed to be payable on an After-Tax Basis, the increment to the underlying payment obligation arising by virtue of the operation of the definition of “After-Tax Basis,” (f) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (e) above and otherwise required to be paid thereon, (g) all rights to receive the amounts referred to in clauses (a) through (f) above, and (h) the proceeds of enforcement of any right to receive the proceeds of any amount referred to in clauses (a) through (f) above.

“Federal Funds Rate” means for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

“Funding Date” has the meaning set forth in Section 4.5 of the Original Participation Agreement.

“Funding Notice” has the meaning set forth in Section 4.5 of the Original Participation Agreement.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

                        “German Chattel Mortgage Agreement” means each of the Agreements on Chattel Mortgage among (i) Harman Becker Automotive Systems (Becker Division) GmbH and Obligor, (ii) Harman Becker Automotive Systems (Straubing Division) GmbH and Obligor, (iii) Obligor and Corporate Obligee and (iv) Corporate Obligee and Security Trustee.

“Guaranty Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, derivative instrument or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of the Obligor or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby Obligor or such Subsidiary sells inventory to other Persons under agreements obligating Obligor or such Subsidiary to repurchase such inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events.

“Governmental Entity” means any Federal, state, municipal or other governmental department, commission, board, bureau, agency, central bank or instrumentality or any court, in each case whether of the United States or any foreign country.

“Illegality Event” has the meaning set forth in Section 8.6 of the Participation Agreement.

“Indebtedness” means of any Person at any date, all indebtedness or obligations of such Person (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), as reflected on the balance sheet of such Person prepared in accordance with GAAP.

“Interest Coverage Ratio” means for any period of four consecutive fiscal quarters, Consolidated EBITDA divided by Consolidated Interest Expense for such period.

“Interim Term” for each Item of Equipment means the period commencing on the Acceptance Date for such Item (unless the Acceptance Date is the Basic Term Commencement Date, in which case there shall be no Interim Term for such Item) and ending on the date immediately prior to the Basic Term Commencement Date.

“Item of Equipment” or “Item” means any of the items of Equipment separately identified on any of the Schedules of Equipment attached to the Equipment Agreement Supplements currently made a part of the Equipment Agreement.

“Lenders” means the collective reference to the A Lenders and the B Lenders, and their permitted successors and assigns.

“LIBOR” means, in relation to any Equipment Payment Period, the rate per annum for deposits in Dollars for that Equipment Payment Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Banking Day before the first day of the relevant Equipment Payment Period; provided that if such rate does not appear on the Telerate Screen Page 3750, LIBOR shall mean the rate for deposits of an amount comparable to the aggregate of the Unamortized Debt Balances then financed or refinanced by such Lender by loans on the London interbank Dollar market for that Equipment Payment Period determined by such Lender to be the LIBOR rate offered by Agent to leading banks in the London Eurodollar interbank market at 11:00 a.m. London time on the second LIBOR Banking Day before the first day of the relevant Equipment Payment Period for that relevant Equipment Payment Period adjusted for any reserve requirements in effect on the first day of such Equipment Payment Period.

“LIBOR Banking Day” means any day other than a day on which banking institutions in the State of New York or the City of London are authorized by law to close.

“LIBOR Margin” means, at any time, the liquidity margin then applicable set forth in Schedule 2 to the Participation Agreement, expressed as an annual percentage rate calculated on an actual/360 day basis.

“LIBOR Rate” means the sum of LIBOR plus the LIBOR Margin.

“Lien” means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

“Liquidity Agreement” means Liquidity Asset Purchase Agreement dated as of March 30, 2001, among Lender, as issuer, Commerzbank, as liquidity agent for the purchasers thereunder, and the purchasers.

“Loans” means a collective reference to the A Loans and the B Loans.

“Loan Commitment Fee” means the Loan Commitment Fee (as defined in Appendix A to the Original Participation Agreement).

“Loan Default” means an event, which with the giving of notice or lapse of time or both, would become a Loan Event of Default.

“Loan Documents” means the Participation Agreement, Notes and Security Documents.

“Loan Event of Default” has the meaning set forth in section 5.10 of the Participation Agreement.

“Majority Lenders” means Lenders in the aggregate holding Notes representing more than 50% of the aggregate outstanding principal balances of the Loans with each Lender being able to vote all or any portion of its outstanding principal balance.

“Material Obligation” means any capitalized lease, derivative instrument or Guaranty Obligation.

“Maturity Date” for each Loan means the earlier of (a) the last day of the third Renewal Term for the Items of Equipment financed by such Loan, and (b) such earlier date on which such Loan becomes due and payable under the Participation Agreement.

“Maximum Obligor Risk Amount” for any Item of Equipment on any date of determination shall mean an amount obtained by multiplying (a) the percentage set forth in the Equipment Agreement Supplement for such Item under the caption “Maximum Obligor Risk Percentage” applicable to the Basic Term or Renewal Term in effect on such date, by (b) the Acquisition Cost for such Item.

“Maximum Obligee Risk Amount” for any Item of Equipment on any date of determination shall mean an amount obtained by multiplying (a) the percentage set forth in the Equipment Agreement Supplement for such Item under the caption “Maximum Obligee Risk Percentage” applicable to the Basic Term or Renewal Term in effect on such date, by (b) the Acquisition Cost for such Item.

“Multi-Currency Credit Agreement” means the Amended and Restated Multi-Currency, Multi-Option Credit Agreement dated as of August 14, 2002 among Obligor, JP Morgan Chase Bank, a New York banking corporation and the several lenders party thereto as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, and if such is no longer in effect, any other credit agreement or loan agreement which provides Obligor and all or some of its subsidiaries with their primary source of working capital borrowings and if there is no such credit agreement or loan in effect then such last agreement or loan as in effect immediately prior to its termination or expiration.

“Multi-Currency Negative Covenants” means each and every financial and negative covenant contained in the Multi-Currency Credit Agreement (other than covenants (a) for the maintenance of a ratio of Consolidated Total Debt to Consolidated Capitalization, (b) for the maintenance of an Interest Coverage Ratio or (c) restricting mergers, consolidations, amalgamations, liquidation, winding up or dissolutions) as such covenants are in effect from time to time, which, as of the date hereof, are contained in Section 9 of the Multi-Currency Credit Agreement.

“Net Proceeds of Sale” means with respect to each Item of Equipment sold by Corporate Obligee to a third party pursuant to Section 25.3 of the Equipment Agreement, the net amount of the proceeds of sale of such Item, after deducting from the gross proceeds of such sale (a) all sales taxes and other taxes (excluding income taxes on or measured by Corporate Obligee’s income) as may be applicable to the sale or transfer of such Item, (b) all fees, costs and expenses of such sale incurred by Obligee and (b) any other amounts for which, if not paid, Corporate Obligee would be liable or which, if not paid, would constitute a Lien on such Item.

“Non-Renewal Item of Equipment” means each Item of Equipment with respect to which the Equipment Agreement is not renewed at the end of the Basic Term or any Renewal Term pursuant to timely notice to Corporate Obligee in accordance with the provisions of Section 25.1 of the Equipment Agreement.

“Notes” means the collective reference to the A Notes and the B Notes.

“Obligees” means, collectively, Trust Obligee and Corporate Obligee, and each of their permitted successors and assigns.

“Obligee Indemnified Person” means each of Trust Company, Owner Participant, Lenders, Agent, Security Trustee and any Assignee, their successors and assigns and each of their respective officers, directors, employees, beneficiaries, stockholders, agents and servants.

“Obligee Property” means all of the estate, right, title and interest of Trust Obligee and Corporate Obligee in and to the Equipment, the Participation Agreement, the Equipment Agreement and the other Operative Documents, and all documents related hereto and to the Equipment, and all proceeds thereof, including, without limitation, all Equipment Payments, insurance proceeds and Supplemental Payments, but excluding any Excepted Payments.

“Obligor” means Harman International Industries, Incorporated, a Delaware corporation, and its permitted successors and assigns.

“Obligor Indemnified Person” means each Obligee Indemnified Person and each Obligee, its successors and assigns and each of their respective officers, directors, employees, beneficiaries, stockholders, agents and servants.

“Operative Documents” means the Participation Agreement, the Receivables Purchase Agreement, the Notes, the Equipment Agreement, all Equipment Agreement Supplements, the Trust Agreement, the Original Trust Purchase Agreement, the Assumption and Revocation Agreement and the Security Documents and in each case, all exhibits, schedules and supplements thereto, and all notices, consents, certificates and other documents from time to time issued or entered into pursuant to or in connection therewith; in each case as amended and modified from time to time.

“Optional Alteration” has the meaning given set forth in Section 12 of the Equipment Agreement.

“Original Agent” means Commerzbank, acting in the capacity as “Agent” under the Original Participation Agreement.

“Original Equipment” means the Equipment (as defined in Appendix A to the Original Participation Agreement).

“Original Equipment Agreement” means the Equipment Financing Agreement dated as of March 30, 2001 between the Original Obligee, as “Obligee”, and Obligor, as “Obligor”, as amended prior to the Restructuring Date.

“Original Equity Agent” means Commerzbank, as “Equity Agent” for Original Owner Participant under the Original Operative Documents.

“Original Issuer” means Four Winds Funding Corporation, a Delaware corporation, as “Issuer” under the Liquidity Agreement.

“Original Items of Equipment” means the Items of Equipment (as defined in Appendix A to the Original Participation Agreement).

“Original Lender” means Four Winds Funding Corporation, a Delaware corporation, as “Lender” under the Original Operative Documents.

“Original Loans” means each Loan (as defined in Appendix A to the Original Participation Agreement) made by Original Lender to Original Obligee under the Original Operative Documents.

“Original Notes” means the collective reference to the Notes (as defined in Appendix A of the Original Participation Agreement) issued by Original Obligee to Original Lender to evidence the Original Loans made to it by Original Lender under the Original Operative Documents.

“Original Obligee” means U.S. Bank National Association (assignee of State Street Bank and Trust Company of Connecticut, National Association), not in its individual capacity but solely as trustee under the Original Trust Agreement.

“Original Operative Documents” means the Operative Documents (as defined in Appendix A to the Original Participation Agreement).

“Original Owner Participants” means, collectively, Commerzbank Aktiengesellschaft, New York Branch and Grand Cayman Branches and Credit Suisse First Boston Corporation.

“Original Owner Trustee” means U.S. Bank National Association (assignee of State Street Bank and Trust Company of Connecticut, National Association), acting in the capacity as “Owner Trustee” under the Original Trust Agreement.

“Original Participation Agreement” means the Participation Agreement dated as of March 30, 2001 between Obligor, Original Obligee, Original Lender, Original Agent, Original Security Trustee, Original Owner Participants and Original Equity Agent.

“Original Security Trustee” means Commerzbank, acting in the capacity as “Security Trustee” under the Original Participation Agreement.

“Original Trust Agreement” means that certain Trust Agreement by and between Original Owner Trustee and Original Owner Participants, dated as of March 26, 2001, which agreement has been terminated pursuant to the Assumption and Revocation Agreement.

“Original Trust Estate” means the Trust Estate (as defined in Appendix A to the Original Participation Agreement).

“Original Trust Purchase Agreement” means the Purchase, Assignment and Assumption Agreement dated as of June 30, 2003, between Original Owner Participants, as “Seller”, and Corporate Obligee, as “Purchaser”, a copy of which is attached as Exhibit A to the Participation Agreement.

“Outstanding Debt Amount” with respect to each Item of Equipment means the Debt Component therefor less the aggregate of all Debt Amortization Payments, all payments on account of Casualty Loss Value and all Deficiency payments and all payments made by Obligor to Corporate Obligee in accordance with Section 26.2 of the Equipment Agreement paid by Obligor to Corporate Obligee with respect to such Item.

“Overdue Rate” means the Applicable Debt Rate at the time in effect plus two (2) percent (200 basis points).

“Owner Participant” means BTM Capital Corporation, a Delaware corporation, and its successors and permitted assigns.

“Participation Agreement” means the Amended and Restated Participation Agreement dated as of June 30, 2003 among Obligor, Corporate Obligee, Trust Obligee, each Lender, Owner Participant, Agent and Security Trustee, as amended and modified from time to time in accordance with the terms thereof.

“Payment and Amortization Schedule” for each Loan means the payment and amortization scheduled attached to the Note relating to and evidencing such Loan.

“Payment Date” the 20th of each September, December, March and June, provided however, if any such date is not a LIBOR Banking Day, then the Payment Date shall be the next LIBOR Banking Day.

“Permitted Country” means the United States, Germany, Austria, the United Kingdom, Denmark, France, Hungary, Switzerland, the Netherlands, and Sweden.

“Permitted Assignee” means any “accredited investor” under Rule 501(a) of the Securities Act of 1933, as amended, which is either a bank, insurance company, mutual fund, trust company, employee benefit plan (as defined in ERISA), or savings and loan company, in each case having total assets of at least $200,000,000 or Corporate Obligee upon exercise of the Corporate Obligee Option.

“Permitted Lien” means (a) any Liens created or granted by (i) Corporate Obligee to Security Trustee with respect to the Equipment Collateral under or in connection with the Participation Agreement, or (ii) by Trust Obligee to Security Trustee with respect to the Transferred Property Collateral under or in connection with the Participation Agreement, (b) any Liens created or granted by Original Obligee with respect to the Collateral (as defined in the Original Operative Documents) under or in connection with the Original Participation Agreement, which Liens have been assumed by Corporate Obligee, Trust Obligee, or both, (c) any interest of Obligor with respect to the Collateral under the Participation Agreement or the Equipment Agreement, and (d) any Lien of a mechanic, material-man, carrier, employee or other similar Lien arising in the ordinary course of business by statute or by operation of law, in respect of obligations that are not overdue or that are being contested in good faith by appropriate proceedings.

“Permitted Transferee” has the meaning specified in Section 10.7(b) of the Participation Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or Governmental Entity, agency or political subdivision thereof.

“Pre Effective-Date Financing Statement” means any UCC financing statement filed prior to July 1, 2001 in accordance with the Original Operative Documents to perfect a security interest granted by a Subsidiary of Obligor to Obligor or by Obligor to Original Obligee or by Original Obligee to Original Security Trustee under the Original Equipment Agreement or the Original Participation Agreement, which UCC financing statements were not filed in such Subsidiary’s, Obligor’s or Original Obligee’s UCC Location.

“Prepayment Premium” means with respect to any repayment of a Loan in whole or in part on any day other than a Payment Date the amount (if any) by which (a) the amount of interest payable on the next Payment Date on the amount of the Loan which is repaid, but for it having been so repaid, exceeds (b) the aggregate of the amount of interest accrued to the date such amount is repaid and an amount equal to AR x D x R, where AR equals the amount which is repaid, D equals the number of days from the date of repayment to the next Payment Date and R equals the rate per annum at which the Lender concerned is offering or would offer in the London Interbank Market (based on commercially reasonable criteria) for Dollar deposits of leading banks in an amount substantially equal in the amount repaid for a period from such date to the next Payment Date.

“Program Administration Letter” means the Program Administration Letter (as defined in Appendix A to the Original Participation Agreement).

“Receivables Purchase Agreement” means the Financing Agreement Rights Purchase Agreement dated as of July 18, 2003 between Corporate Obligee, as seller, and Trust Obligee, as purchaser, a copy of which is attached as Exhibit C to the Participation Agreement.

“Redelivery Location” means, with respect to any Item of Equipment that is to be returned by Obligor to Corporate Obligee, a location or locations designated by Corporate Obligee.

“Related Exhibit A” means, with respect to an Item of Equipment, the particular numbered Exhibit A currently attached to the Original Equipment Agreement and made a part thereof to which such Item relates as specified in Section 4 of the Equipment Agreement.

“Related Equipment Agreement Supplement” means, with respect to an Item of Equipment, the particular numbered Equipment Agreement Supplement executed and delivered prior to the Restructuring Date in connection with the Original Documents on which that Item is identified.

“Renewal Term” for each Item of Equipment means each of (i) one (1) twelve (12) month period following the end of the Basic Term, and (b) one (1) twenty-four (24) month period following the end of the first Renewal Term with respect to which Obligor has the option to renew the Equipment Agreement pursuant to Section 25.1 of the Equipment Agreement, terminating on the Payment Date that occurs in the twelfth month, or the twenty-fourth month, as the case may be of such Renewal Term.

“Required Alteration” has the meaning set forth in Section 12 of the Equipment Agreement.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the Chief operating officer or the vice president for financial or legal affairs of Obligor.

“Restricted Subsidiary” means any Subsidiary identified as a “Restricted Subsidiary in the Multi-Currency Credit Agreement.

“Restructuring Date” means June 30, 2003.

“Secured Obligations” has the meaning set forth in Section 7 of the Participation Agreement.

“Security Documents” means the UCC financing statements referenced in Section 2.1(g) of the Participation Agreement, the German Chattel Mortgage Agreements, the English Debentures, and Subsidiary Equipment Agreements.

“Security Trustee” means Bank of Tokyo - Mitsubishi Trust Company.

“Special Non-Cash Charges” means any non-cash, non recurring restructuring charges in accordance with GAAP and non-cash charges relating to the implementation of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, issued by the Financial Accounting Standards Board.

“Standard & Poor’s” means Standard & Poor’s Rating Service, a Division of McGraw Hill Companies, Inc. and any successor or assign.

“Subsidiary” means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Equipment Agreement” has the meaning set forth in Section 14.1 of the Equipment Agreement.

“Supplemental Payments” means all amounts, liabilities and obligations which Obligor assumes or agrees to pay hereunder to Corporate Obligee or others, including payments of Casualty Loss Value, Estimated Residual Value and indemnities, but excluding Equipment Payment.

“Taxes” has the meaning set forth in Section 8.2 of the Participation Agreement.

“Term” for each Item of Equipment means the period from and including the Acceptance Date thereof and ending on the last day of the Basic Term thereof or, if renewed, the last Renewal Term thereof.

“Termination Date” for each Item of Equipment means the last day of the Basic Term therefor, or if the Term of such Item has been renewed pursuant to Section 25.1 of the Equipment Agreement, the last day of the then current Renewal Term of such Item.

“Transfer Option Amount” has the meaning set forth in Section 25.2 of the Equipment Agreement.

“Transferred Property” has the meaning set forth in Section 1 of the Receivables Purchase Agreement.

“Transferred Property Collateral” has the meaning set forth in Section 7.1(b) of the Participation Agreement.

“Trust” means the trust created by the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement by and between Trust Company and Owner Participant, dated as of June 30, 2003, as amended, supplemented or modified from time to time.

“Trust Collateral” has the meaning set forth in Section 7.1(c) of the Participation Agreement.

“Trust Company” means U.S. Bank, National Association, a national banking association, and its successors and assigns, each in its individual capacity.

“Trust Company Liabilities” means any claims or liabilities resulting from or arising out of the following (i) the willful misconduct or gross negligence of Trust Company; (ii) the liabilities that may result from the breach or inaccuracy of any of the Trust Company’s representations, warranties or agreements made in its individual capacity in Sections 5.6 and 5.14 of the Trust Agreement, or in any Operative Documents or any document delivered in connection therewith; (iii) any failure by Trust Company to perform the obligations expressly undertaken in its individual capacity in the Trust Agreement or in any Operative Document or any document delivered in connection therewith; (iv) Taxes based on or measured by any fees, commissions or compensation received by Trust Company for acting as trustee in connection with any of the transactions contemplated by the Operative Documents; or (v) any failure by Trust Company to use ordinary care in the receipt and disbursement of fund.

“Trust Estate” has the meaning specified in Section 2.6 of the Trust Agreement.

“Trust Obligee” means U.S. Bank National Association, a national banking association, not in its individual capacity, but solely as Trustee under the Trust Agreement, and its permitted successors and assigns.

“UCC” means the Uniform Commercial Code, as in effect in any applicable jurisdiction.

“UCC Location” means the jurisdiction in which a “debtor” is located (or deemed located) under the UCC.

“Unamortized Debt Balance” for any Item of Equipment means the amount calculated by multiplying the unpaid principal balance of the Loans made with respect to such Item of Equipment by a fraction, the numerator of which is the Acquisition Cost of such Item of Equipment as set forth on the Related Equipment Agreement Supplement and the denominator of which is the aggregate of all Acquisition Costs for Items of Equipment as set forth on the Related Equipment Agreement Supplement (including such Item of Equipment with respect to which such calculation is being made) and at the time subject to the Equipment Agreement.

The definitions stated herein shall equally apply to both the singular and plural forms of the terms defined.  Unless otherwise provided, any agreement defined or referred to herein means such agreement as amended, supplemented or modified from time to time, and includes all exhibits, supplements and appendices thereto.  Any Person defined or referred to below include its successors, permitted transferees and assigns.  The word “including,” when used herein or in any Operative Document, is deemed to be followed by “without limitation,” whether or not such words appear.

When used in any Operative Document the words “this Agreement”, “herein”, “hereunder”, “hereof” or other like words mean and include such Operative Document and each amendment and supplement thereto, and with respect to the Equipment Agreement, each Exhibit A and each Equipment Agreement Supplement.  All references to sections, schedules and exhibits in any Operative Document are to sections, schedules and exhibits in or to such Operative Document unless otherwise specified.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All words importing any gender shall be deemed to include the other gender.  All references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to.  Unless otherwise specified, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements thereto.